Exhibit 99.1

CRITEO REPORTS FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR 2018

NEW YORK - February 13, 2019 - Criteo S.A. (NASDAQ: CRTO), the advertising platform for the open Internet, today announced financial results for the fourth quarter and fiscal year ended December 31, 2018.

Q4 2018

•	Revenue decreased 1% year-over-year, or increased 1% at constant currency[1], to $670 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], decreased 2% year-over-year, or increased 0.1% at constant currency, to $272 million, or 41% of revenue.

•	Adjusted EBITDA[2] decreased 13% year-over-year, or 12% at constant currency, to $105 million, or 39% of Revenue ex-TAC.

•	Cash flow from operating activities increased 8% year-over-year to $86 million.

•	Free Cash Flow[2] was $40 million.

•	Net income decreased 20% year-over-year to $42 million.

•	Adjusted net income per diluted share[2] decreased 31% year-over-year to $0.84.

Fiscal Year 2018

•	Revenue increased 0.2% year-over-year, or decreased 1% at constant currency, to $2,300 million.

•	Revenue ex-TAC increased 3% year-over-year, or 2% at constant currency, to $966 million, or 42% of revenue.

•	Adjusted EBITDA increased 4% year-over-year, or 0.1% at constant currency, to $321 million, or 33% of Revenue ex-TAC.

•	Cash flow from operating activities increased 6% year-over-year to $261 million.

•	Free Cash Flow was $135 million.

•	Net income decreased 1% year-over-year to $96 million.

•	Adjusted net income per diluted share decreased 8% year-over-year to $2.49.

"The recurring nature of our business reflects the great value our clients place in our performance", said JB Rudelle, CEO. "We are building on this trust to expand our client partnerships with new solutions".

"Our Q4 results mark an inflection point in our trajectory", commented Benoit Fouilland, CFO. "We expect to see positive momentum in 2019 driven by healthy fundamentals and our broader multi-solution platform".

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2017 average exchange rates for the relevant period to 2018 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Same-client Revenue ex-TAC is the Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Q4 2018 Operating Highlights

•	Revenue ex-TAC from our new solutions represented over 13% of our total business, growing 54% year-over-year.

•	Same-client Revenue ex-TAC[3] was flat year-over-year at constant currency despite continued headwinds over the period.

•	We grew clients 7% year-over-year, ending the quarter with close to 19,500 commerce and brand clients, while maintaining client retention at close to 90% for our all our solutions combined.

•	Our app business grew 54% year-over-year on a Revenue ex-TAC basis.

•	We had 13% of our live clients using at least two of our solutions, up from only 4% in the prior year.

•	Our header bidding technology is now connected to the vast majority of our direct publishers, with close to 3,500 large publishers now using Criteo Direct Bidder, compared to 2,600 at the end of Q3.

Revenue and Revenue ex-TAC

Q4 2018
Revenue decreased 1% year-over-year, or increased 1% at constant currency1, to $670 million (Q4 2017: $674 million).

Revenue ex-TAC decreased 2% year-over-year, or increased 0.1% at constant currency, to $272 million (Q4 2017: $277 million). This year-over-year growth at constant currency was largely driven by a strong Holiday season across the U.S. and Europe, and was well balanced between the contribution of new clients and our existing clients, despite external headwinds. This return to growth at constant currency marks an inflection point in our growth trajectory.

•	In the Americas, Revenue ex-TAC decreased 0.1% year-over-year, or increased 1% at constant currency, to $121 million and represented 45% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC decreased 7% year-over-year, or 4% at constant currency, to $93 million and represented 34% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC increased 5% year-over-year, or 6% at constant currency, to $58 million and represented 21% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue decreased 50 basis points year-over-year to 41%.

Fiscal Year 2018
Revenue increased 0.2% year-over-year, or decreased 1% at constant currency, to $2,300 million (2017: $2,297 million).

Revenue ex-TAC increased 3% year-over-year, or 2% at constant currency, to $966 million (2017: $941 million). The year-over-year growth was primarily driven by the contribution of new clients, as the lower contribution of existing clients compared to 2017 was largely driven by significant external headwinds. Our growth in 2018 reflects the resilient and recurring nature of our business.

•	In the Americas, Revenue ex-TAC increased 1% year-over-year, or 2% at constant currency, to $374 million and represented 39% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC increased 3% year-over-year, and was flat at constant currency, to $368 million and represented 38% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC increased 6% year-over-year, or 5% at constant currency, to $223 million and represented 23% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue increased 100 basis points year-over-year to 42%.

Net Income and Adjusted Net Income

Q4 2018
Net income decreased 20% year-over-year to $42 million (Q4 2017: $52 million). Net income available to shareholders of Criteo S.A. was $38 million, or $0.57 per share on a diluted basis (Q4 2017: $53 million, or $0.78 per share on a diluted basis).

Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, decreased 31% year-over-year to $56 million, or $0.84 per share on a diluted basis (Q4 2017: $82 million, or $1.21 per share on a diluted basis).

Fiscal Year 2018
Net income decreased 1% year-over-year to $96 million (2017: $97 million). Net income available to shareholders of Criteo S.A. was $89 million, or $1.31 per share on a diluted basis (2017: $91 million, or $1.34 per share on a diluted basis).

Adjusted net income decreased 8% year-over-year to $169 million, or $2.49 per share on a diluted basis (2017: $183 million, or $2.70 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Q4 2018
Adjusted EBITDA decreased 13%, or 12% at constant currency, to $105 million (Q4 2017: $120 million). This decrease was primarily driven by the Revenue ex-TAC performance across regions as well as slightly higher Non-GAAP operating expenses, in particular in General & Administrative.

Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 39% (Q4 2017: 43%).

Operating expenses decreased 2% year-over-year to $171 million (Q4 2017: $175 million), reflecting a flat headcount over the period and lower equity award compensation expense. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 6% year-over-year to $149 million (Q4 2017: $141 million).

Fiscal Year 2018
Adjusted EBITDA increased 4%, or 0.1% at constant currency, to $321 million (2017: $310 million). This increase was primarily driven by the Revenue ex-TAC performance across regions.

Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 33% (2017: 33%).

Operating expenses increased 1% year-over-year to $687 million (2017: $682 million), reflecting a flat headcount over the period and lower equity award compensation expense. Non-GAAP Operating Expenses increased 2% year-over-year to $581 million (2017: $566 million).

Cash Flow and Cash Position

Q4 2018
Cash flow from operating activities increased 8% year-over-year to $86 million (Q4 2017: $79 million).
Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 25% year-over-year to $40 million (Q4 2017: $54 million).

Total cash and cash equivalents decreased $50 million compared to the end of 2017 to $364 million. This is the net result of the free cash flow generation over the period, offset by our acquisitions of both Storetail and Manage, the completion of our $80 million share buyback program and a $21 million negative currency impact on the cash position over the period.

Fiscal Year 2018
Cash flow from operating activities increased 6% year-over-year to $261 million (2017: $245 million).

Free Cash Flow decreased 1% year-over-year to $135 million (2017: $137 million).

Successful completion of a $80 million Share Repurchase Program

Demonstrating our confidence in our ability to achieve our vision over the medium-term and to return to growth while continuing to generate healthy Free Cash Flow, we had announced on October 31, 2018, that our Board of Directors had authorized a share repurchase program of up to $80 million of our outstanding American Depositary Shares.

We successfully completed this $80 million program in the fourth quarter of 2018 and, in total, repurchased 3,499,258 shares at an average price of $22.86, including expenses, under the program.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 13, 2019.

First Quarter 2019 Guidance:

•	We expect Revenue ex-TAC to be between $233 million and $235 million. This implies year-over-year growth of 1% to 2% at constant-currency.

•	We expect Adjusted EBITDA to be between $59 million and $61 million.

Fiscal Year 2019 Guidance:

•	We expect Revenue ex-TAC for fiscal year 2019 to grow between 3% and 6% at constant currency.

•	We expect Adjusted EBITDA margin for fiscal year 2019 to be approximately 30% of Revenue ex-TAC.

The above guidance for the first quarter ending March 31, 2019, and the fiscal year ending December 31, 2019, assumes the following average exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.88, a U.S. dollar-Japanese Yen rate of 109, a U.S. dollar-British pound rate of 0.78 and a U.S. dollar-Brazilian real rate of 3.75.

The above guidance assumes no acquisitions are completed during the first quarter ending March 31, 2019 and the fiscal year ending December 31, 2019.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2019 and the fiscal year ending December 31, 2019, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors"

and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2018, including the Risk Factors set forth therein and the exhibits thereto, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 4, 2018, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 5, 2018, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, February 13, 2019, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the advertising platform for the open Internet, an ecosystem that favors neutrality, transparency and inclusiveness. 2,700 Criteo team members partner with over 19,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com
Kenya Hayes, Director, Global Public Relations, k.hayes@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2017	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$414,111	$364,426
Trade receivables, net of allowances of $20.8 million and $25.9 million at December 31, 2017 and 2018, respectively.	484,101	473,901
Income taxes	8,882	19,370
Other taxes	58,346	53,338
Other current assets	26,327	22,816
Total current assets	991,767	933,851
Property, plant and equipment, net	161,738	184,013
Intangible assets, net	96,223	112,036
Goodwill	236,826	312,881
Non-current financial assets	19,525	20,460
Deferred tax assets	25,221	33,894
Total non-current assets	539,533	663,284
Total assets	$1,531,300	$1,597,135

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$417,032	$425,376
Contingencies	1,798	2,640
Income taxes	9,997	7,725
Financial liabilities - current portion	1,499	1,018
Other taxes	58,783	55,592
Employee - related payables	66,219	65,878
Other current liabilities	65,677	47,115
Total current liabilities	621,005	605,344
Deferred tax liabilities	2,497	10,770
Retirement benefit obligation	5,149	5,537
Financial liabilities - non-current portion	2,158	2,490
Other non-current liabilities	2,793	5,103
Total non-current liabilities	12,597	23,900
Total liabilities	633,602	629,244
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,085,097 and 67,708,203 shares authorized, issued and outstanding at December 31, 2017 and 2018, respectively.	2,152	2,201
Treasury stock, 3,459,119 shares at cost as of December 31, 2018	—	(79,159)
Additional paid-in capital	591,404	663,281
Accumulated other comprehensive income (loss)	(12,241)	(30,522)
Retained earnings	300,210	387,869
Equity - attributable to shareholders of Criteo S.A.	881,525	943,670
Non-controlling interests	16,173	24,221
Total equity	897,698	967,891
Total equity and liabilities	$1,531,300	$1,597,135

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2018	YoY Change	2017	2018	YoY Change

Revenue	$674,031	$670,096	(1)%	$2,296,692	$2,300,314	0.2%

Cost of revenue
Traffic acquisition cost	(397,087)	(398,238)	0.3%	(1,355,556)	(1,334,334)	(2)%
Other cost of revenue	(31,727)	(38,807)	22%	(121,641)	(131,744)	8%

Gross profit	245,217	233,051	(5)%	819,495	834,236	2%

Operating expenses:
Research and development expenses	(46,933)	(44,605)	(5)%	(173,925)	(179,263)	3%
Sales and operations expenses	(96,834)	(93,806)	(3)%	(380,649)	(372,707)	(2)%
General and administrative expenses	(30,934)	(32,461)	5%	(127,077)	(135,159)	6%
Total Operating expenses	(174,701)	(170,872)	(2)%	(681,651)	(687,129)	1%
Income from operations	70,516	62,179	(12)%	137,844	147,107	7%
Financial income (expense), net	(2,221)	(1,746)	(21)%	(9,534)	(5,084)	(47)%
Income before taxes	68,295	60,433	(12)%	128,310	142,023	11%
Provision for income taxes	(15,927)	(18,299)	15%	(31,651)	(46,144)	46%
Net Income	$52,368	$42,134	(20)%	$96,659	$95,879	(1)%

Net income available to shareholders of Criteo S.A.	$53,030	$37,966		$91,214	$88,644
Net income available to non-controlling interests	$(662)	$4,168		$5,445	$7,235

Weighted average shares outstanding used in computing per share amounts:
Basic	65,919,533	66,220,030		65,143,036	66,456,890
Diluted	67,770,156	67,043,794		67,851,971	67,662,904

Net income allocated to shareholders per share:
Basic	$0.80	$0.57		$1.40	$1.33
Diluted	$0.78	$0.57		$1.34	$1.31

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		YoY Change	December 31,		YoY Change
	2017	2018		2017	2018

Net income	$52,368	$42,134	(20)%	$96,659	$95,879	(1)%
Non-cash and non-operating items	65,811	61,499	(7)%	212,254	221,481	4%
- Amortization and provisions	31,344	32,785	5%	104,025	111,825	7%
- Equity awards compensation expense (1)	19,725	10,267	(48)%	71,612	66,600	(7)%
- Net gain or (loss) on disposal of non-current assets	794	(869)	NM	794	(869)	NM
- Interest accrued and non-cash financial income and expense	59	20	(66)%	66	86	30%
- Change in deferred taxes	7,300	1,184	(84)%	(13,269)	(8,157)	(39)%
- Income tax for the period	8,628	17,115	98%	44,921	54,301	21%
- Other (2)	(2,039)	997	NM	4,105	(2,305)	NM
Changes in working capital related to operating activities	(20,513)	(7,162)	(65)%	(7,095)	10,411	NM
- (Increase)/decrease in trade receivables	(112,127)	(113,019)	1%	(76,907)	1,358	NM
- Increase in trade payables	64,199	85,646	33%	32,915	9,047	(73)%
- (Increase)/decrease in other current assets	(9,962)	(1,576)	(84)%	(3,381)	3,974	NM
- Increase/(decrease) in other current liabilities (2)	37,377	21,787	(42)%	40,278	(3,968)	NM
Income taxes paid	(18,664)	(10,871)	(42)%	(56,360)	(67,045)	19%
CASH FROM OPERATING ACTIVITIES	79,002	85,600	8%	245,458	260,726	6%
Acquisition of intangible assets, property, plant and equipment	(47,928)	(30,064)	(37)%	(122,203)	(116,984)	(4)%
Change in accounts payable related to intangible assets, property, plant and equipment	22,452	(15,344)	NM	13,692	(8,494)	NM
Disposal of (Payments for) business, net of cash acquired (disposed)	(15)	(52,269)	NM	1,110	(101,180)	NM
Change in other non-current financial assets	31	(56)	NM	1,148	(59)	NM
CASH USED FOR INVESTING ACTIVITIES	(25,460)	(97,733)	NM	(106,253)	(226,717)	NM
Issuance of long-term borrowings	26	—	(100)%	3,700	—	(100)%
Repayment of borrowings (3)	(5,838)	(243)	(96)%	(89,731)	(964)	(99)%
Proceeds from capital increase	2,342	699	(70)%	31,961	1,473	(95)%
Change in other financial liabilities (2)	9,256	141	(98)%	24,602	16,815	(32)%
Change in treasury stock	—	(80,000)	—%	—	(80,000)	—%
CASH FROM (USED FOR) FINANCING ACTIVITIES	5,786	(79,403)	NM	(29,468)	(62,676)	113%

CHANGE IN NET CASH AND CASH EQUIVALENTS	59,328	(91,536)	NM	109,737	(28,667)	NM
Net cash and cash equivalents at beginning of period	357,983	458,690	28%	270,317	414,111	53%
Effect of exchange rates changes on cash and cash equivalents (2)	(3,200)	(2,728)	(15)%	34,057	(21,018)	NM
Net cash and cash equivalents at end of period	$414,111	$364,426	(12)%	$414,111	$364,426	(12)%

(1) Of which $19.2 million and $9.8 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended December 31, 2017 and 2018, respectively, and $69.9 million and $65.1 million for the twelve month period ended December 31, 2017 and 2018, respectively.

(2) During the quarter ended December 31, 2017 and 2018, respectively, and the twelve months ended December 31, 2017, and 2018, respectively, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash from (used for) financing activities in the unaudited consolidated statements of cash flows.

(3) Interest paid for the quarter ended December 31, 2017 and 2018 amounted to $0.8 million and $0.2 million, respectively and for the twelve months ended December 31, 2017 and 2018 amounted to $2.9 million and $1.4 million, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		YoY Change	December 31,		YoY Change
	2017	2018		2017	2018

CASH FROM OPERATING ACTIVITIES	$79,002	$85,600	8%	$245,458	$260,726	6%
Acquisition of intangible assets, property, plant and equipment	(47,928)	(30,064)	(37)%	(122,203)	(116,984)	(4)%
Change in accounts payable related to intangible assets, property, plant and equipment	22,452	(15,344)	NM	13,692	(8,494)	NM
FREE CASH FLOW (1)	$53,526	$40,192	(25)%	$136,947	$135,248	(1)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Region	2017	2018	YoY Change	YoY Change at Constant Currency	2017	2018	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$324,696	$317,350	(2)%	(1)%	$990,424	$954,073	(4)%	(3)%
EMEA	221,019	220,904	(0.1)%	4%	808,961	839,825	4%	1%
Asia-Pacific	128,316	131,842	3%	4%	497,307	506,416	2%	1%
Total	674,031	670,096	(1)%	1%	2,296,692	2,300,314	0.2%	(1)%

Traffic acquisition costs
Americas	(203,368)	(196,168)	(4)%	(3)%	(619,393)	(579,597)	(6)%	(6)%
EMEA	(120,662)	(128,053)	6%	10%	(450,297)	(471,654)	5%	2%
Asia-Pacific	(73,057)	(74,017)	1%	2%	(285,866)	(283,083)	(1)%	(2)%
Total	(397,087)	(398,238)	0.3%	2%	(1,355,556)	(1,334,334)	(2)%	(2)%

Revenue ex-TAC (1)
Americas	121,328	121,182	(0.1)%	1%	371,031	374,476	1%	2%
EMEA	100,357	92,851	(7)%	(4)%	358,664	368,171	3%	—%
Asia-Pacific	55,259	57,825	5%	6%	211,441	223,333	6%	5%
Total	$276,944	$271,858	(2)%	0.1%	$941,136	$965,980	3%	2%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		YoY Change	December 31,		YoY Change
	2017	2018		2017	2018
Net income	$52,368	$42,134	(20)%	$96,659	$95,879	(1)%
Adjustments:
Financial (income) expense, net	2,221	1,746	(21)%	9,534	5,084	(47)%
Provision for income taxes	15,927	18,299	15%	31,651	46,144	46%
Equity awards compensation expense	20,464	10,267	(50)%	72,351	67,076	(7)%
Research and development	6,355	5,005	(21)%	21,093	21,232	1%
Sales and operations	8,377	5,793	(31)%	31,386	29,244	(7)%
General and administrative	5,732	(531)	NM	19,872	16,600	(16)%
Pension service costs	321	419	31%	1,231	1,691	37%
Research and development	162	204	26%	621	844	36%
Sales and operations	63	88	40%	247	325	32%
General and administrative	96	127	32%	363	522	44%
Depreciation and amortization expense	24,570	30,675	25%	90,796	103,500	14%
Cost of revenue	15,575	20,477	31%	53,988	67,347	25%
Research and development	2,369	3,412	44%	11,226	10,602	(6)%
Sales and operations	4,856	4,831	(1)%	19,844	18,245	(8)%
General and administrative	1,770	1,955	10%	5,738	7,306	27%
Acquisition-related costs	—	1,222	—%	6	1,738	NM
General and administrative	—	1,222	—%	6	1,738	NM
Restructuring	4,057	—	(100)%	7,356	(53)	NM
Cost of revenue	—	—	—%	2,497	—	(100)%
Research and development	2,911	—	(100)%	2,911	(332)	NM
Sales and operations	1,135	—	(100)%	1,825	290	(84)%
General and administrative	11	—	(100)%	123	(11)	NM
Total net adjustments	67,560	62,628	(7)%	212,925	225,180	6%
Adjusted EBITDA(1)	$119,928	$104,762	(13)%	$309,584	$321,059	4%

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		YoY Change	December 31,		YoY Change
	2017	2018		2017	2018

Research and Development expenses	$(46,933)	$(44,605)	(5)%	$(173,925)	$(179,263)	3%
Equity awards compensation expense	6,355	5,005	(21)%	21,093	21,232	1%
Depreciation and Amortization expense	2,369	3,412	44%	11,226	10,602	(6)%
Pension service costs	162	204	26%	621	844	36%
Restructuring	2,911	—	(100)%	2,911	(332)	NM
Non GAAP - Research and Development expenses	(35,136)	(35,984)	2.4%	(138,074)	(146,917)	6%
Sales and Operations expenses	(96,834)	(93,806)	(3)%	(380,649)	(372,707)	(2)%
Equity awards compensation expense	8,377	5,793	(31)%	31,386	29,244	(7)%
Depreciation and Amortization expense	4,856	4,831	(1)%	19,844	18,245	(8)%
Pension service costs	63	88	40%	247	325	32%
Restructuring	1,135	—	(100)%	1,825	290	(84)%
Non GAAP - Sales and Operations expenses	(82,403)	(83,094)	1%	(327,347)	(324,603)	(1)%
General and Administrative expenses	(30,934)	(32,461)	5%	(127,077)	(135,159)	6%
Equity awards compensation expense	5,732	(531)	NM	19,872	16,600	(16)%
Depreciation and Amortization expense	1,770	1,955	10%	5,738	7,306	27%
Pension service costs	96	127	32%	363	522	44%
Acquisition related costs	—	1,222	—%	6	1,738	NM
Restructuring	11	—	(100)%	123	(11)	NM
Non GAAP - General and Operations expenses	(23,325)	(29,688)	27%	(100,975)	(109,004)	8%
Total Operating expenses	(174,701)	(170,872)	(2)%	(681,651)	(687,129)	1%
Equity awards compensation expense	20,464	10,267	(50)%	72,351	67,076	(7)%
Depreciation and Amortization expense	8,995	10,198	13%	36,808	36,153	(2)%
Pension service costs	321	419	31%	1,231	1,691	37%
Acquisition-related costs	—	1,222	—%	6	1,738	NM
Restructuring	4,057	—	(100)%	4,859	(53)	NM
Total Non GAAP Operating expenses (1)	$(140,864)	$(148,766)	6%	$(566,396)	$(580,524)	2%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		YoY Change	December 31,		YoY Change
	2017	2018		2017	2018
Equity awards compensation expense
Research and development	$6,355	$5,005	(21)%	$21,093	$21,232	1%
Sales and operations	8,377	5,793	(31)%	31,386	29,244	(7)%
General and administrative	5,732	(531)	NM	19,872	16,600	(16)%
Total equity awards compensation expense	20,464	10,267	(50)%	72,351	67,076	(7)%

Pension service costs
Research and development	162	204	26%	621	844	36%
Sales and operations	63	88	40%	247	325	32%
General and administrative	96	127	32%	363	522	44%
Total pension service costs	321	419	31%	1,231	1,691	37%

Depreciation and amortization expense
Cost of revenue	15,575	20,477	31%	53,988	67,347	25%
Research and development	2,369	3,412	44%	11,226	10,602	(6)%
Sales and operations	4,856	4,831	(1)%	19,844	18,245	(8)%
General and administrative	1,770	1,955	10%	5,738	7,306	27%
Total depreciation and amortization expense	24,570	30,675	25%	90,796	103,500	14%

Acquisition-related costs
General and administrative	—	1,222	—%	6	1,738	NM
Total acquisition-related costs	—	1,222	—%	6	1,738	NM

Restructuring
Cost of revenue	—	—	—%	2,497	—	(100)%
Research and development	2,911	—	(100)%	2,911	(332)	NM
Sales and operations	1,135	—	(100)%	1,825	290	(84)%
General and administrative	11	—	(100)%	123	(11)	NM
Total restructuring	$4,057	$—	(100)%	$7,356	$(53)	NM

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		YoY Change	December 31,		YoY Change
	2017	2018		2017	2018

Net income	$52,368	$42,134	(20)%	$96,659	$95,879	(1)%
Adjustments:
Equity awards compensation expense	20,464	10,267	(50)%	72,351	67,076	(7)%
Amortization of acquisition-related intangible assets	3,852	4,996	30%	17,731	15,821	(11)%
Acquisition-related costs	—	1,222	—%	6	1,738	NM
Restructuring costs	4,057	—	(100)%	7,356	(53)	NM
Tax impact of the above adjustments	1,088	(2,218)	NM	(10,792)	(11,723)	9%
Total net adjustments	29,461	14,267	(52)%	86,652	72,859	(16)%
Adjusted net income(1)	$81,829	$56,401	(31)%	$183,311	$168,738	(8)%

Weighted average shares outstanding
- Basic	65,919,533	66,220,030		65,143,036	66,456,890
- Diluted	67,770,156	67,043,794		67,851,971	67,662,904

Adjusted net income per share
- Basic	$1.24	$0.85	(31)%	$2.81	$2.54	(10)%
- Diluted	$1.21	$0.84	(31)%	$2.70	$2.49	(8)%

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2018	YoY Change	2017	2018	YoY Change

Revenue as reported	$674,031	$670,096	(1)%	$2,296,692	$2,300,314	0.2%
Conversion impact U.S. dollar/other currencies		12,007			(19,118)
Revenue at constant currency(1)	674,031	682,103	1%	2,296,692	2,281,196	(1)%

Traffic acquisition costs as reported	(397,087)	(398,238)	0.3%	(1,355,556)	(1,334,334)	(2)%
Conversion impact U.S. dollar/other currencies		(6,643)			10,433
Traffic Acquisition Costs at constant currency(1)	(397,087)	(404,881)	2%	(1,355,556)	(1,323,901)	(2)%

Revenue ex-TAC as reported(2)	276,944	271,858	(2)%	941,136	965,980	3%
Conversion impact U.S. dollar/other currencies		5,362			(8,686)
Revenue ex-TAC at constant currency(2)	276,944	277,220	0.1%	941,136	957,294	2%
Revenue ex-TAC(2)/Revenue as reported	41%	41%		41%	42%

Other cost of revenue as reported	(31,727)	(38,807)	22%	(121,641)	(131,744)	8%
Conversion impact U.S. dollar/other currencies		(237)			(114)
Other cost of revenue at constant currency(1)	(31,727)	(39,044)	23%	(121,641)	(131,858)	8%

Adjusted EBITDA(3)	119,928	104,762	(13)%	309,584	321,059	4%
Conversion impact U.S. dollar/other currencies		1,305			(11,271)
Adjusted EBITDA(3) at constant currency(1)	$119,928	$106,067	(12)%	$309,584	$309,788	0.1%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	43%	39%		33%	33%
Adjusted EBITDA(3) at constant currency(1)/Revenue ex-TAC(2) at constant currency(1)	43%	38%		33%	32%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	December 31,
	2017	2018
Shares outstanding as of January 1,	63,978,204	66,085,097
Weighted average number of shares issued during the period	1,164,832	371,793
Basic number of shares - Basic EPS basis	65,143,036	66,456,890
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,708,935	1,206,014
Diluted number of shares - Diluted EPS basis	67,851,971	67,662,904

Shares outstanding as of December 31, before Treasury stocks	66,085,097	67,708,203
Treasury stock as of December 31,	—	(3,459,119)
Shares outstanding as of December 31, after Treasury stocks	66,085,097	64,249,084
Total dilutive effect of share options, warrants, employee warrants	7,591,493	8,259,272
Fully diluted shares as of December 31,	73,676,590	72,508,356

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	YoY Change	QoQ Change

Clients	15,423	16,370	17,299	18,118	18,528	18,396	19,213	19,419	7%	1%

Revenue	516,667	542,022	563,973	674,031	564,164	537,185	528,869	670,096	(1)%	27%
Americas	208,013	229,392	228,326	324,696	212,695	212,781	211,247	317,350	(2)%	50%
EMEA	189,092	191,682	207,168	221,019	222,611	201,080	195,230	220,904	(0.1)%	13%
APAC	119,562	120,948	128,479	128,316	128,858	123,324	122,392	131,842	3%	8%

TAC	(306,693)	(322,200)	(329,576)	(397,087)	(323,746)	(306,963)	(305,387)	(398,238)	0.3%	30%
Americas	(128,867)	(145,289)	(141,869)	(203,368)	(131,521)	(125,502)	(126,406)	(196,168)	(4)%	55%
EMEA	(107,583)	(106,605)	(115,446)	(120,662)	(119,893)	(112,577)	(111,131)	(128,053)	6%	15%
APAC	(70,243)	(70,306)	(72,261)	(73,057)	(72,332)	(68,884)	(67,850)	(74,017)	1%	9%

Revenue ex-TAC	209,974	219,822	234,397	276,944	240,418	230,222	223,482	271,858	(2)%	22%
Americas	79,146	84,103	86,457	121,328	81,174	87,279	84,841	121,182	(0.1)%	43%
EMEA	81,509	85,077	91,722	100,357	102,718	88,503	84,099	92,851	(7)%	10%
APAC	49,319	50,642	56,218	55,259	56,526	54,440	54,542	57,825	5%	6.0%

Adjusted EBITDA	56,454	54,086	79,116	119,928	77,932	68,774	69,591	104,762	(13)%	51%

Cash flow from operating activities	44,238	60,491	61,727	79,002	84,527	40,341	50,256	85,600	8%	70%

Capital expenditures	28,206	27,055	27,773	25,476	32,567	17,847	29,656	45,408	78%	53%

Capital expenditures / Revenue	5%	5%	5%	4%	6%	3%	6%	7%	75%	17%

Net cash position	303,813	308,185	357,983	414,111	483,874	480,285	458,690	364,426	(12)%	(21)%

Headcount	2,582	2,690	2,712	2,764	2,675	2,678	2,737	2,744	(1)%	0.3%

Days Sales Outstanding (days - end of month)	56	57	56	57	60	61	60	58	N.A.	N.A.